Exhibit 10.4

Addendum No. 4 to Upland Mining Lease

MHT 9400248

By correspondence on June 27, 2013, the State of Alaska, Department of Natural Resources, Mental Health Trust Land Office (“Lessor”) acknowledged receipt of the Advance Royalty Payment for the lease year commencing July 1, 2013, and Lessor and Talon Gold Alaska, Inc. (Lessee) agreed to an extension of the above referenced lease pursuant to Paragraph 7(a) thereof.